SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Glacier Bancorp, Inc.

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GLACIER BANCORP, INC.
49 Commons Loop
Kalispell, Montana 59901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 28, 2004
9:00 a.m. Mountain Time

To the Shareholders of Glacier Bancorp, Inc:

     We cordially invite you to attend the 2004 Annual Shareholders Meeting of Glacier Bancorp, Inc. at the Winchester Room of the West Coast Outlaw Hotel, 1701 Highway 93 South, Kalispell, Montana. The meeting’s purpose is to vote on the following proposals, together with any other business that may properly come before the meeting:

1.	Election of Directors. The Board has nominated for election current directors James M. English, Jon W. Hippler and John S. MacMillan for three-year terms expiring in 2007 and until their successors are elected and have qualified.

2.	Reincorporation as a Montana corporation. The Board has approved and recommends to shareholders a Plan to reincorporate the Company from Delaware to Montana through the merger of the Company with and into a wholly-owned Montana subsidiary of the Company.

     If you were a shareholder of record on March 2, 2004, you may vote on the proposals presented at the Annual Meeting in person or by proxy. We encourage you to promptly complete and return the enclosed proxy card, in order to ensure that your shares will be represented and voted at the meeting in accordance with your instructions. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

     Further information regarding voting rights and the business to be transacted at the Annual Meeting is included in the accompanying Proxy Statement. The directors, officers, and personnel who serve you genuinely appreciate your continued interest as a shareholder in the affairs of the Company and in its growth and development.

March 29, 2004	BY ORDER OF THE BOARD OF DIRECTORS

James H. Strosahl, Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy Card and return it in the enclosed postage prepaid envelope. You do not need to retain the proxy in order to be admitted to the Annual Meeting. If you attend the Annual Meeting, you may vote either in person or by proxy. You may revoke any proxy that you have given either in writing or in person at any time prior to the proxy’s exercise.

Appendix A	Audit Committee Charter
Appendix B	Agreement and Plan of Merger
Appendix C	Articles of Incorporation

ii

GLACIER BANCORP, INC.
49 Commons Loop
Kalispell, Montana 59901
(406) 756-4200

PROXY STATEMENT

     Meeting Information. This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 29, 2004, for use in connection with the Annual Meeting of Shareholders of Glacier Bancorp, Inc. (the “Company” or “Glacier”) to be held on Wednesday, April 28, 2004. In this Proxy Statement, the term “we” and “us” refers to Glacier Bancorp, Inc.

     Solicitation of Proxies. The Board of Directors is soliciting shareholder proxies, and we will pay the associated costs. Solicitation may be made by our directors and officers and by our banking subsidiaries:

•	Glacier Bank

•	Glacier Bank of Whitefish

•	First Security Bank of Missoula

•	Valley Bank of Helena

•	Big Sky Western Bank

•	Mountain West Bank

•	Western Security Bank

     In addition, we may engage an outside proxy solicitation firm to render proxy solicitation services. If we do, we will pay a fee for such services. Solicitation may be made through the mail, or by telephone, facsimile, or personal interview.

     Record Date. If you were a shareholder on March 2, 2004, you are entitled to vote at the Annual Meeting. There were approximately 19,537,242 shares of common stock outstanding on the Record Date.

     Quorum. At least a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. Abstentions will be counted as shares present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

     Voting on Matters Presented. The three nominees for election as directors at the Annual Meeting with three-year terms to expire in 2007 who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. The proposal for the Company to reincorporate from Delaware to Montana (the “Reincorporation”) requires the affirmative FOR vote of a majority of the outstanding shares of the Company’s common stock. You may vote for, against or abstain from approving the Reincorporation. If you abstain, it has the same effect as a vote against. Shareholders of record will be entitled to one vote per share on this proposal.

     Voting of Proxies. Shares represented by properly executed proxies that are received in time and not revoked will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the persons named in the proxy will vote the shares represented by the proxy FOR the three nominees listed in this Proxy Statement and FOR the Reincorporation. Any proxy given by a shareholder may be revoked before its exercise by (1) giving notice to us in writing, (2) delivering to us of a subsequently dated proxy, or (3) notifying us at the Annual Meeting before the shareholder vote is taken.

     Voting of Proxies by Beneficial Holder. If your shares are held by a bank, broker or other holder of record you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you want to attend the shareholder meeting and vote in person, you will need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 2, 2004, the record date.

BUSINESS OF THE MEETING

     The two matters that are being presented for consideration by our shareholders at the Annual Meeting are (i) the election of directors; and (ii) the Reincorporation of the Company from Delaware to Montana.

Proposal No. 1 — Election of Directors

     General

     Our Certificate of Incorporation and Bylaws allow the Board to set the number of directors on the Board within a range of seven to 12. The Articles also authorize the Board to fill vacancies that occur on the Board. The Board has been advised that Ralph Holliday and Charles Mercord, each of whose term expires in 2004, will retire effective at the upcoming Annual Meeting. In anticipation of the pending retirements of Messrs. Holliday and Mercord, James M. English was appointed to the Board effective as of its February 2004 meeting. Mr. English is a current director of our subsidiary, Mountain West Bank, and was recommended by director Jon Hippler, the President of Mountain West Bank. Information regarding Mr. English’s background and qualifications is set forth below under his biographical summary. Following the anticipated retirements of Messrs. Holliday and Mercord, the Board has set the number of directors at nine.

     Directors are elected for terms of three years or until their successors are elected and qualified. Our Certificate of Incorporation provides for staggered terms, with approximately one-third of the directors elected each year. Delaware law and our Certificate of Incorporation require that our classes of directors be of as near-equal size as possible.

     Accordingly, our Nominating/Corporate Governance Committee has recommended, and the Board has nominated, James M. English, Jon W. Hippler and John S. MacMillan for election as directors for three-year terms to expire in the year 2007. If any of the nominees should refuse or become unable to serve, your proxy will be voted for the person the Board designates to replace that nominee.

INFORMATION WITH RESPECT TO NOMINEES
AND OTHER DIRECTORS

     The following tables set forth certain information with respect to the director nominees and the other continuing directors, including the number of shares beneficially held by each. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned. All share amounts have been adjusted for applicable stock splits and stock dividends.

					Amount and Nature of
	Age as of				Beneficial Ownership of
	December 31,		Director	Term	Common Stock as of
Name	2003	Position	Since	Expires	December 31, 2003 (1)
NOMINEES FOR DIRECTOR

James M. English	59	Director, Director	2004	2004	11,960	(0.06%) (2)
		of Mountain West
		Bank

Jon W. Hippler	59	Director,	2000	2004	54,100	(0.28%) (3)
		Director/President/C
		EO of Mountain West
		Bank

John S. MacMillan	67	Chairman, Chairman	1977	2004	171,413	(0.89%) (4)
		of Glacier Bank

CONTINUING DIRECTORS

Michael J. Blodnick	51	Director, President	1993	2005	157,601	(0.81%) (5)
		and CEO

William L. Bouchee	62	Director,	1996	2006	108,415	(0.56%) (6)
		Director/President/C
		EO of First
		Security Bank of
		Missoula

Allen J. Fetscher	58	Director, Chairman	1996	2005	196,929	(1.02%) (7)
		of First Security
		Bank of Missoula

Fred J. Flanders	67	Director, Chairman	1998	2005	24,290	(0.13%) (8)
		of Valley Bank

L. Peter Larson	65	Director	1985	2006	373,958	(1.93%) (9)

Everit A. Sliter	65	Director,	1973	2006	184,083	(0.95%) (10)
		Director of Glacier
		Bank

RETIRING DIRECTORS

Ralph K. Holliday	62	Director	2001	2004	33,803	(0.17%) (11)
F. Charles Mercord	72	Director	1975	2004	176,665	(0.91%) (12)

(1)	The number and percentages shown are based on the number of shares of Glacier common stock deemed beneficially held under applicable regulations, including options exercisable on or before February 29, 2004 (60 days after December 31, 2003).

(2)	Includes 6,858 shares that could be acquired within 60 days by the exercise of options.

(3)	Includes 18,151 shares owned jointly with Mr. Hippler’s wife; 2,337 shares in IRAs for the benefit of Mr. Hippler; and 33,612 shares that could be acquired within 60 days by the exercise of options.

(4)	Includes 17,980 shares owned jointly with Mr. MacMillan’s wife; 44,974 owned by Mr. MacMillan’s wife; 3,227 shares held in an IRA account for the benefit of Mr. MacMillan; 5,644 shares held in an IRA account for the benefit of Mr. MacMillan’s wife; 547 shares held in a family partnership; and 4,070 shares that could be acquired within 60 days by the exercise of stock options.

(5)	Includes 77,572 shares held jointly with Mr. Blodnick’s wife; 39,530 shares owned by Mr. Blodnick’s wife; 1,760 shares for which Mr. Blodnick is custodian for his children; 11,123 shares held for Mr. Blodnick’s account in the Company’s Pension and Profit Sharing Plans; 11,436 shares held in an IRA account for the benefit of Mr. Blodnick’s wife; 1,450 shares held in a family partnership; and 14,730 shares that could be acquired within 60 days by the exercise of stock options.

(6)	Includes 8,415 shares that could be acquired by Mr. Bouchee within 60 days by the exercise of stock options.

(7)	Includes 48,616 shares owned by Mr. Fetscher’s wife; 42,019 considered beneficially held as Trustee for shares held in a trust for the benefit of Mr. Fetscher’s children; 55,447 held by a family corporation, of which Mr. Fetscher is a principal; 770 shares held by Mr. Fetcher’s SEPP IRA; and 4,070 shares that could be acquired within 60 days by the exercise of stock options.

(8)	Includes 16,690 shares held in an IRA Account for the benefit of Mr. Flanders; and 5,500 shares that could be acquired within 60 days by the exercise of options.

(9)	Includes 368,722 shares held in a living trust for the benefit of Mr. Larson; 356 shares held in an IRA account for the benefit of Mr. Larson; 810 shares held in an IRA account for the benefit of Mr. Larson’s wife; and 4,070 shares that could be acquired within 60 days by the exercise of stock options.

(10)	Includes 32,293 shares held jointly with Mr. Sliter’s wife; 49,017 shares owned by Mr. Sliter’s wife; 60,189 shares held in an IRA account for the benefit of Mr. Sliter; 19,123 shares held in an IRA account for the benefit of Mr. Sliter’s wife; 9,027 shares held in a simplified employee pension plan; 2,414 shares held in a savings retirement account; 1,470 shares held in a family partnership; and 4,070 shares that could be acquired within 60 days by the exercise of stock options.

(11)	Consists solely of 33,803 shares that could be acquired within 60 days by the exercise of stock options.

(12)	Includes 124,653 shares held in an IRA for the benefit of Mr. Mercord; 17,992 shares owned by Mr. Mercord’s wife; 6,485 shares held in an IRA account for the benefit of Mr. Mercord’s wife; 125 shares held in a family partnership; and 4,070 shares that could be acquired within 60 days by the exercise of stock options.

Background of Continuing Directors and Nominees

     Michael J. Blodnick was appointed President and Chief Executive Officer of Glacier in July 1998. Prior to that time, he served as the Executive Vice President and Secretary of the Company since 1994 and 1993, respectively. Mr. Blodnick serves as a director of the Company’s subsidiaries: Glacier Bank, First Security Bank, Valley Bank, Big Sky Western Bank, Mountain West Bank and Western Security Bank. Mr. Blodnick has been employed by Glacier Bank since 1978. Mr. Blodnick serves on the Board of Directors of Blue Cross and Blue Shield of Montana.

     William L. Bouchee has served as the President and Chief Executive Officer of First Security Bank since 1991. Mr. Bouchee is also a director of First Security Bank and has served on the Board of Directors of Glacier since 1996. Mr. Bouchee further serves on the Boards of Community Medical Center, YMCA and Missoula Area Economic Development Corporation.

     James M. English was appointed to the Board of the Company in February 2004. Mr. English is an attorney in limited private practice as a sole practitioner of the English Law Firm in Hayden, Idaho. Prior to forming his law firm, Mr. English served from 1996 — 2000 as the President and Chief Operating Officer for Idaho Forest Industries, Inc., a lumber manufacturing company where Mr. English was involved in the real estate development and retail sales of building products. Mr. English earned his law degree and business degree in finance at the University of Idaho. Mr. English has served as a director of Mountain West Bank since 1996 and is a member of its audit committee.

     Allen J. Fetscher was appointed to the Board of Directors of Glacier in December 1996, and he serves as the Chairman of the Company’s Compensation Committee. Mr. Fetscher also serves as the

     Chairman of First Security Bank. Mr. Fetscher is the President of Fetscher’s Inc. an investment and real estate development company. He is also the Vice President of American Public Land Exchange Co., Inc. and the owner of Associated Agency, a company involved in real estate. Mr. Fetscher’s spouse is a partner in the law firm hired by the Company to provide legal advice on certain matters during fiscal year 2003.

     Fred J. Flanders was appointed to the Board of Directors in August 1998 in connection with the acquisition of Valley Bank. Mr. Flanders is the Chairman of the Board of Valley Bank, and served as the President of Valley Bank from 1992 to 1998.

     Jon W. Hippler has been the President and CEO of Mountain West Bank since its formation in 1993. Mr. Hippler became a director of Glacier as a result of the Company’s acquisition of Mountain West Bank in February 2000.

     L. Peter Larson has been the CEO of American Timber Company and of L. Peter Larson Co., a small timber harvesting company since 1978. Mr. Larson has served as a director of the Company and/or Glacier Bank since 1985, and he is the Chairman of the Company’s Nominating/Corporate Governance Committee.

     John S. MacMillan joined Glacier Bank in 1967 and has been a director of the Company and/or Glacier Bank since 1977. Mr. MacMillan is the Chairman of the Company. He is also a director of Pacific Steel and Recycling, a non-public company headquartered in Montana. Mr. MacMillan’s son is a Senior Vice President and the Chief Technology Officer of the Company.

     Everit A. Sliter has served as a director of the Company and/or Glacier Bank since 1973, and he is the Chairman of the Company’s Audit Committee. Mr. Sliter is also the Chairman of Glacier Bank. Mr. Sliter was a partner of Jordahl & Sliter, a certified public accounting firm, from 1965 to August 2003. Since August 2003, Mr. Sliter has been an employee of Jordahl & Sliter.

     Retiring Directors

     F. Charles Mercord joined Glacier Bank in 1961. He served as President and Managing Officer of the Bank from 1977 to 1989 and as Chairman and Chief Executive Officer of Glacier Bank from 1989 until 1992. Mr. Mercord also served as Chairman and Chief Executive Officer of the Company from 1990 until 1992, and has been a director of the Company and/or Glacier Bank since 1975.

     Ralph K. Holliday was appointed to the Board of Directors on February 2002 in connection with the acquisition of Western Security Bank through the merger with its parent company, WesterFed Financial Corporation. Mr. Holliday was President and CEO of Western Security Bank from April 1999 until September 2001, and was the President and CEO of WesterFed Financial Corporation prior to its merger with the Company. He was previously regional Vice Chairman of Key Bank N.A. from 1996 to 1999.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors met 15 times during the fiscal year. Each director attended at least 75% of the meetings of the Board and of the committees on which he served. Glacier expects, but does not require the directors to attend annual shareholder meetings. Last year, all of our directors attended the annual shareholder meeting. The Board has determined that each member of the Board, except for Michael J. Blodnick, William L. Bouchee, and Jon W. Hippler, each of whom serve as an executive officer of the

     Company or one of its bank subsidiaries, and Ralph K. Holliday, who served as an executive officer of one of the Company’s bank subsidiaries within the past three years, meets the applicable laws and listing standards regarding “independence” required by Nasdaq and that each such director is free of relationships that would interfere with the individual exercise of independent judgment.

     The Board of Directors has established, among others, an Audit Committee and a Compensation Committee. In September 2003, the Board established a Nominating/Corporate Governance Committee. Prior to that time, the whole Board acted as the Nominating Committee.

     The following table shows the membership of the various committees during the fiscal year 2003.

     Committee Membership

Name	Audit		Compensation		Nominating
Allen J. Fetscher	☑		☑	*	☑
Fred J. Flanders	☑		☑		☑
L. Peter Larson	☑		☑		☑	*
John S. MacMillan	☐		☑		☑
F. Charles Mercord	☑		☑		☑
Everit A. Sliter	☑	*	☑		☑

*Chairman

     Audit Committee. During 2003, the Audit Committee was comprised of five directors (following Mr. MacMillan’s withdrawal from the Committee in April), each of whom were considered “independent” as defined by the Nasdaq listing standards, with the exception of Mr. Fetscher. Due to the legal services that his wife’s firm provided the Company, Mr. Fetscher was deemed not to meet the independence standards of Nasdaq, and he withdrew from the Committee at the Company’s February 2004 Board meeting. The Board has determined that Mr. Sliter meets the definition of “audit committee financial expert” as defined by rules adopted by the Securities and Exchange Commission (“SEC”) under the Sarbanes-Oxley Act of 2002 (“Sarbanes Act”).

     The Company operates under a formal written charter originally adopted by the Board of Directors in 2000 and amended in 2003. As part of its periodic review of audit committee-related matters, the Audit Committee has received updates on the relevant requirements of the Sarbanes Act, the revised rules of the SEC and the new corporate governance listing standards of Nasdaq that were adopted in 2003. The Board amended the Committee charter on February 25, 2004 to implement these new rules and standards. A copy of the revised charter is attached to this Proxy Statement as Appendix A.

     The Audit Committee is responsible for the oversight of the quality and integrity of Glacier’s financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, the performance of its internal audit function and independent auditors and other significant financial matters. In discharging its duties, the Audit Committee is expected to, among other things:

•	have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent auditors;

•	review and approve the engagement of Glacier’s independent auditors to perform audit and non-audit services and related fees;

•	meet independently with Glacier’s internal auditing department, independent auditors and senior management;

•	review the integrity of Glacier’s financial reporting process;

•	review Glacier’s financial reports and disclosures submitted to Bank regulatory authorities; and

•	maintain procedures for the receipt, retention and treatment of complaints regarding financial matters.

     The Audit Committee held nine meetings during the year.

     Compensation Committee. During 2003, the Compensation Committee was comprised of six directors, each of whom are considered “independent” as defined by the Nasdaq listing standards. The Compensation Committee reviews the performance of the Company’s Chief Executive Officer and other key employees and determines, approves and reports to the Board on the elements of their compensation and long-term equity based incentives. In addition, the Compensation Committee:

•	recommends, if appropriate, new employee benefit plans to the Board of Directors;

•	reviews all employee benefit plans;

•	make determinations in connection with compensation matters as may be necessary or advisable; and

•	recommends, if appropriate, revisions to the compensation and benefit arrangements for directors.

     The Compensation Committee operates under a formal written charter approved by the Board of Directors on February 25, 2004. The Compensation Committee met three times during the year for the purposes of reviewing salary and incentive compensation for the Chief Executive Officer and certain other executive officers, and reviewing and recommending to the full Board stock option grants for executive officers.

     Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee (“Nominating Committee”) was formed in September 2003, and during the remainder of the year was comprised of six directors, each of whom are considered “independent” as defined by the Nasdaq listing standards. The Committee is responsible for nominating a slate of directors for election at Glacier’s annual meeting and appointing directors to fill vacancies as they occur. It is also responsible for (i) considering management succession plans, the appropriate Board size and committee structure and appointments; and (ii) developing and reviewing corporate governance principles applicable to Glacier and its subsidiaries. The Committee operates under a formal written charter approved by the Board of directors in September 2003, and amended February 25, 2004.

     The Nominating Committee will consider nominees recommended by shareholders, provided that the recommendations are made in accordance with the procedures described in this Proxy Statement under “Shareholder Proposals and Director Nominations.” The Committee evaluates all candidates, including shareholder-proposed candidates, using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time. The Nominating Committee is authorized to establish guidelines for the qualification, evaluation and selection of new directors to serve on the Board. We do not anticipate that the Committee will adopt specific minimum qualifications for Committee-recommended nominees, but that the Committee will instead evaluate each nominee on a case-by-case basis, including assessment of each nominee’s business experience, involvement in the communities served by the Company, and special skills. The Nominating Committee will also evaluate whether the nominee’s skills are complimentary to existing Board members’ skills, and the Board’s need for operational, management, financial, technological or other expertise, as well as geographical representation of the Company’s market areas.

     The Board of Directors has approved stock ownership guidelines for its members, which are intended to help closely align the financial interests of the directors with those of Glacier’s shareholders. Within two years from when they are first appointed or elected to the Board, directors are required to own shares of Glacier common stock with a market value of at least $100,000. All of the current Glacier directors have exceeded this ownership requirement.

     Corporate Governance

     The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. Glacier operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. The Sarbanes Act was signed into law in 2002 and, among other things, establishes or provides the basis for a number of new corporate governance standards and disclosure requirements. The SEC has issued additional rules to implement the Sarbanes Act. In addition, Nasdaq recently adopted changes to its corporate governance and listing standards. To that end, over the course of several months, the Board has reviewed Glacier’s governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes Act, related SEC rules and the new listing standards of Nasdaq. As a result, we have taken steps to implement these rules and listing standards. In particular, we have:

•	established a Nominating/Corporate Governance committee;

•	adopted a Corporate Governance Policy;

•	adopted a Code of Ethics for our senior financial officers (including our Chief Executive Officer);

•	adopted a Compensation Committee Charter; and

•	commenced holding regularly scheduled meetings of the Company’s non-management directors, separate from management.

     You can access our current Audit, Compensation and Nominating/Corporate Governance Committee charters, Corporate Governance Policy and Code of Conduct for Senior Financial Officers by visiting the Company’s Website and clicking on the Corporate Governance link on the Company’s home page (www.glacierbancorp.com), or by writing to: Glacier Bancorp, Inc., c/o the Corporate Secretary, 49 Commons Loop, Kalispell, Montana, 59901.

     Shareholder Communications with the Board of Directors

     The Company and the Board of Directors welcome communication from shareholders and other interested parties. Communications may be made by writing to the Chairman of the Board, c/o the Corporate Secretary, Glacier Bancorp, Inc., 49 Commons Loop, Kalispell, Montana 59901. A copy of such written communication will also be sent to the Company’s CEO. If the Chairman and the CEO determine that such communications are relevant to and consistent with the Company’s operations and policies, such communications will be forwarded to the entire Board for review and consideration.

     Compensation of Directors

     Directors who are Company employees receive no fees for their services as directors. Non-employee “outside” directors receives annual retainers as members of the Board. Each non-employee director receives $1,350 per month as a director of the Company. Mr. MacMillan, as Chairman of the Board, earned $1,995 per month. Messrs. Fetscher, Flanders, Larson, MacMillan and Sliter were also paid $11,175, $6,950, $2,609, $9,660 and $17,258, respectively, for additional services performed as directors and committee members of the Company and its subsidiary banks.

     Directors’ Stock Option Plan. In 1994, the Board of Directors and shareholders of the Company adopted the 1994 Directors’ Stock Option Plan (“DSOP”) for outside directors. Under the DSOP, 50,000 shares of common stock were reserved for issuance upon the exercise of nonqualified stock options granted to non-employee directors of the Company and each of the Company’s subsidiary banks, subject to adjustment for any future stock split, stock dividend or other change in the capitalization of the Company. At the 1999 Annual Meeting, the shareholders approved amendments to the DSOP, increasing the number of shares available under the DSOP by 100,000, to a total of 277,516 (as adjusted for subsequent stock splits and stock dividends), and extending the term of the DSOP to 15 years. At the 2002 Annual Meeting, Shareholders approved amending the DSOP to increase the number of shares available under the DSOP by 500,000. As of December 31, 2003, an aggregate of 539,798 shares remain available for further grant.

     From time to time, Glacier authorizes the grant of nonqualifed options to its directors of the Company and its subsidiary banks. These options allow the director to purchase shares of common stock at a price equal to the fair market value of the common stock on the date of grant. Each option granted under the DSOP vests six months following the date of grant and expires upon the earlier of five years following the date of grant or three years following the date the optionee ceases to be a director, except in the event of death, in which case the period is one year from the date of death. In January 2003, each non-management director received an option to acquire 1,650 shares (as adjusted for a May 2003 stock dividend) of Glacier common stock.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation awarded or paid to the Chief Executive Officer and to the three most highly compensated executive officers of Glacier and its subsidiaries, whose total compensation during the last fiscal year exceeded $100,000.

SUMMARY COMPENSATION TABLE

					Long Term
		Annual Compensation			Compensation
					Awards	Payouts
					Securities
				Other Annual	Underlying		All Other
Name and			Bonus	Compensation	Options	LTIP	Compensation
Principal Position	Year	Salary	(1)	(2)	(3)	Payouts	(4)(5)
Michael J. Blodnick	2003	$240,000	$125,000	$0	3,300	$0	$52,519
President and Chief	2002	239,231	75,000	0	2,650	0	45,807
Executive Officer	2001	200,000	75,000	0	7,825	0	88,129
William L. Bouchee	2003	173,936	26,960	0	3,300	0	29,297
President, First Security	2002	169,693	22,039	0	2,650	0	24,908
Bank	2001	152,072	19,650	0	7,825	0	25,352
Jon W. Hippler	2003	163,464	35,000	0	3,300	0	30,047
President, Mountain West	2002	157,939	25,000	0	2,650	0	23,907
Bank	2001	151,481	25,000	0	6,883	0	9,236
James H. Strosahl Executive Vice President,	2003	180,889	85,000	0	3,300	0	39,715
Chief Financial Officer,	2002	174,423	75,000	0	2,650	0	37,794
Treasurer and Secretary	2001	145,000	63,660	0	7,825	0	29,329

(1)	Includes $31,250, $17,000, and $21,250 deferred by Messrs. Blodnick, Hippler and Strosahl, respectively, pursuant to the Company’s Deferred Compensation Plan.

(2)	Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of Company-owned automobiles and the payment of certain club dues. In the opinion of management of the Company the costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 2003 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(3)	Includes awards granted pursuant to the Company’s stock option plans. Amounts have been adjusted to reflect all stock splits and stock dividends paid on Glacier stock.

(4)	Includes amounts allocated or paid by the Company during the year ended December 31, 2003 on behalf of Messrs. Blodnick, Bouchee, Hippler and Strosahl pursuant to the Company’s 401(k) matching program, Profit Sharing Plan and SERP in the amounts of $51,829, $27,337, $28,757 and $37,775, respectively.

(5)	Includes life insurance premiums paid by the Company during the year ended December 31, 2003 on behalf of Messrs. Blodnick, Bouchee, Hippler and Strosahl in the amounts of $690, $1,960, $1,290 and $1,960, respectively.

     Stock Options

     Option Grants. The following table sets forth certain information concerning individual grants of stock options under the stock option plans to the named executive officers during the year ended December 31, 2003.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value
					at Assumed Annual Rates
					of Stock Price Appreciation
	Individual Grants				for Option Term(1)
	Number of
	Securities	% of Total
	Underlying	Options
	Options	Granted	Exercise	Expiration
Name	Granted (2)	to Employees	Price(3)	Date	5%	10%
Michael J. Blodnick	3,300	1.14%	$22.14	1/30/08	$20,186	$44,605
William L. Bouchee	3,300	1.14%	$22.14	1/30/08	$20,186	$44,605
Jon W. Hippler	3,300	1.14%	$22.14	1/30/08	$20,186	$44,605
James H. Strosahl	3,300	1.14%	$22.14	1/30/08	$20,186	$44,605

(1)	The potential realizable value portion is based on the assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the five-year option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission (“SEC”) and do not reflect the Company’s estimate of future stock price performance.

(2)	The Company’s stock option plan is administered by a Committee of the Board of Directors, which determines to whom options are granted, as well as the number of shares and the exercise price. The options vest over two years from the date of grant. Options are granted at the fair market value and are exercisable for a period up to five years. Options may be exercised for a period of 90 days following termination of employment and for one year following death or disability, or upon the original expiration date, whichever is earlier. Amounts have been adjusted to reflect all subsequent stock splits and dividends paid on Glacier common stock.

(3)	The exercise price was based on the market price of Glacier stock on the date of grant, as adjusted for subsequent stock splits and dividends.

     Option Exercises. The following table sets forth certain information concerning exercises of stock options under the stock option plans by the named executive officers during the year ended December 31, 2003, and stock options held at year-end.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND YEAR END OPTION VALUES

					Value of
			Number of		Unexercised In-the-Money
			Unexercised		Options at
	Shares		Options at Year End(1)		Year End(2)
	Acquired on	Value
Name	Exercise(1)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael J. Blodnick	8,451	$48,424	19,803	6,215	$345,294	$72,111
William L. Bouchee	18,538	$125,686	5,500	6,215	$92,295	$72,111
Jon W. Hippler	8,638	$176,388	30,693	6,215	$668,994	$72,111
James H. Strosahl	5,633	$32,277	19,803	6,215	$345,294	$72,111

(1)	The share amounts have been adjusted to reflect all stock splits and stock dividends paid on Glacier stock.

(2)	The average of the high and low sales prices of Glacier stock as reported on the Nasdaq National Market on December 31, 2003 was $32.69. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be “in-the-money” and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock options.

     Employment Arrangements

     Below are summaries of certain agreements between executive officers listed in the compensation table and the Company or its subsidiaries. These summaries are qualified in their entirety by the individual agreements.

     Michael J. Blodnick Employment Agreement

     During calendar year 2003, Mr. Blodnick’s employment was governed by an employment agreement dated January 1, 2003. The Agreement terminated December 31, 2003 and a new agreement was entered into effective January 1, 2004. The agreement provides for an annual salary, with subsequent increases subject to the Boards’ review of Mr. Blodnick’s compensation and performance. Incentive compensation is to be determined by the Board, and any bonus will be payable not later than January 31 of the year following the year in which the bonus is earned. The agreement provides that if Mr. Blodnick’s employment is terminated by the Company within three years following a change of control (or in some circumstances following the announcement of a change of control that subsequently occurs) otherwise than for cause (as defined in the agreement), Mr. Blodnick will be entitled to receive the greater of (i) the compensation and benefits he would have been entitled to for the remainder of the term of the agreement, or (ii) an amount equal to 2.99 times his then current annual salary, plus continued employment benefits for 2.99 years following termination. This amount (2.99 times annual salary plus continuation of benefits) would also be payable if Mr. Blodnick terminates his employment within three years of a change of control. The agreement also restricts Mr. Blodnick from competing with the Company or its subsidiaries during the term of the agreement and for a three-year period following his termination of employment.

     James H. Strosahl Employment Agreement

     During calendar year 2003, Mr. Strosahl’s employment was governed by an employment agreement dated January 1, 2003. The Agreement terminated December 31, 2003 and a new agreement was entered into effective January 1, 2004. The agreement provides for an annual salary, with subsequent increases subject to the Board’s review of Mr. Strosahl’s compensation and performance. Incentive compensation is to be determined by the Board, and any bonus will be payable not later than January 31 of the year following the year in which the bonus is earned. The agreement provides that if Mr. Strosahl’s employment is terminated by the Company within three years following a change of control (or in some cases following the announcement of a change of control that subsequently occurs) otherwise than for cause (as defined in the agreement), Mr. Strosahl will be entitled to receive the greater of (i) the compensation and benefits he would have been entitled to for the remainder of the term of the agreement, or (ii) an amount equal to two times his then current annual salary, plus continued employment benefits for two years following termination. This amount (two times annual salary plus continuation of benefits) would also be payable if Mr. Strosahl terminates his employment within two years of a change of control. The agreement also restricts Mr. Strosahl from competing with the Company or its subsidiaries during the term of the agreement and for a two-year period following his termination of employment.

     Jon W. Hippler Employment Agreement

     During calendar year 2003, Mr. Hippler’s employment was governed by an employment agreement dated January 1, 2003 with Mountain West Bank, as ratified by the Company. The Agreement terminated December 31, 2003 and a new agreement was entered into effective January 1, 2004. The agreement provides for an annual salary, with subsequent increases subject to the Board’s review of Mr. Hippler’s compensation and performance. Incentive compensation is to be determined by the Board, and any bonus will be payable not later than January 31 of the year following the year in which the bonus is earned. The agreement provides that if Mr. Hippler’s employment is terminated by the Company within one year following a change of control (or in some cases following the announcement of a change of control that subsequently occurs) otherwise than for cause (as defined in the agreement), Mr. Hippler will be entitled to receive the greater of (i) the compensation and benefits he would have been entitled to for the remainder of the term of the agreement, or (ii) an amount equal to one times his then current annual salary, plus continued employment benefits for two years following termination. This amount (one times annual salary plus continuation of benefits) would also be payable if Mr. Hippler terminates his employment within one year of a change of control. The agreement also restricts Mr. Hippler from competing with the Bank, the Company or any of its subsidiaries during the term of the agreement and for a one-year period following his termination of employment.

     William L. Bouchee Employment Agreement

     During calendar year 2003, Mr. Bouchee’s employment was governed by an employment agreement dated January 1, 2003 with First Security Bank of Missoula, as ratified by the Company. The Agreement terminated December 31, 2003 and a new agreement was entered into effective January 1, 2004. The agreement provides for an annual salary, with subsequent increases subject to the Board’s review of Mr. Bouchee’s compensation and performance. Incentive compensation is to be determined by the Board, and any bonus will be payable not later than January 31 of the year following the year in which the bonus is earned. The agreement provides that if Mr. Bouchee’s employment is terminated by the Company within one year following a change of control (or in some cases following the announcement of a change of control that subsequently occurs) otherwise than for cause (as defined in the agreement), Mr. Bouchee will be entitled to receive the greater of (i) the compensation and benefits he would have been entitled to for the remainder of the term of the agreement, or (ii) an amount equal to one times his then current annual salary, plus continued employment benefits for two years following termination. This amount (one times annual salary plus continuation of benefits) would also be payable if Mr. Bouchee terminates his employment within one year of a change of control. The agreement also restricts Mr. Bouchee from competing with the Bank, the Company or any of its subsidiaries during the term of the agreement and for a one-year period following his termination of employment.

     Deferred Compensation Plan

     In December 1995, the Board of Directors adopted a Deferred Compensation Plan (“DCP”) for directors and certain officers and key employees, as designated by resolution of the Board of Directors. The DCP generally provides for the deferral of certain taxable income earned by participants in the DCP. Non-employee directors may elect to have any portion of his or her director’s fees deferred. Designated officers or key employees may elect to defer annually under the DCP up to 25% of his or her salary to be earned in the calendar year, and up to 100% of any cash bonuses.

     Supplemental Executive Retirement Plan

     In December 1995, the Board of Directors adopted a nonqualified and nonfunded Supplemental Executive Retirement Plan (“SERP”) for senior executive officers. The SERP is intended to supplement payments due to participants upon retirement under the Company’s other qualified plans. The SERP generally provides that the Company will credit a qualified participant’s account on an annual basis, an amount equal to employer contributions that would have otherwise been allocated to the executive’s accounts under the tax-qualified plans were it not for limitations imposed by the Internal Revenue Service, or participation in the deferred compensation plan. Messrs. Blodnick, Bouchee, Hippler and Strosahl are all participants in the SERP and received an allocation under the plan in the amounts of $25,276, $127, $2,603 and $9,411, respectively, for the fiscal year 2003.

     1995 Employee Stock Option Plan

     At the 1995 Annual Meeting, the shareholders adopted the 1995 Employee Stock Option Plan, which supplemented the plan previously adopted in 1989. The Board of Directors (or a Committee appointed by the Board) administers the 1995 Plan. The 1995 Plan, which has a term of ten years, provides for granting to key employees of the Company options that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, and nonqualified stock options.

     At the 1999 Annual Meeting, the shareholders approved amendments to the 1995 Plan, (i) increasing the number of shares available under the 1995 Plan by 600,000, as subsequently adjusted for stock splits and stock dividends, and (ii) allowing for the cashless exercise of stock options, subject to the Company’s approval. At the 2002 Annual Meeting, the shareholders approved an amendment to the 1995 Plan to increase the number of shares available under the 1995 Plan by 1,000,000, as subsequently adjusted for stock splits and stock dividends. As of December 31, 2003, options to purchase an aggregate of 1,500,421 shares have been granted and 1,205,640 remain available for further grant.

EQUITY COMPENSATION PLAN INFORMATION

     We currently maintain two compensation plans that provide for the issuance of Glacier’s common stock to officers and other employees, directors and consultants. These consist of the 1994 Director Stock Option Plan, amended, and the 1995 Employee Stock Option Plan, as amended, each of which have been approved by shareholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2003:

	Number of shares to be		Number of shares remaining
	issued upon exercise of		available for future issuance
	outstanding options,	Weighted-average exercise	under equity compensation
	warrants and rights	price of outstanding options,	plans (excluding shares
	(a)	warrants and rights	reflected in column (a))
Plan Category	(1)(2)	(b)	(c)(1)
Equity compensation plans approved by shareholders	980,946	$17.62	1,745,438
Equity compensation plans not approved by shareholders	0	$0	0

(1)	Includes shares to be issued upon exercise of options under plans of Mountain West Bank and WesterFed, which were assumed as a result of their acquisition.

(2)	Consists of shares that are outstanding, and shares available for future issuance, under the respective plans. The material features of the plans are described above.

Report of Audit Committee

     The Audit Committee of the Board of Directors makes the following report, which notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

     The Audit Committee consists of the directors listed below. The Board of Directors has determined that (i) the current membership of the Audit Committee (following the departures of John MacMillan and Allen Fetscher from the Committee) meets the independence requirements as defined under the Nasdaq listing standards; and (ii) Everit Sliter meets the “audit committee financial expert” qualifications. During 2002 and early 2003, the SEC issued rules under the Sarbanes Act governing the role and membership standards of Audit Committees. A copy of the revised Audit committee charter as adopted by the Board of Directors is attached as Appendix A.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee is responsible for overseeing Glacier’s financial reporting processes on behalf of the Board of Directors.

     The Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Our independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm’s independence.

     Based on the Committee’s review of the audited consolidated financial statements and the various discussions with management and the independent auditors noted above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

Audit Committee Members — End of Fiscal 2003

Everit A. Sliter (Chairperson) # Allen J. Fetscher # Fred J. Flanders
L. Peter Larson # F. Charles Mercord

Report of Compensation Committee

     Below is our report of the Compensation Committee of the Board. The Board has determined that each member of the Committee is “independent” as defined by applicable Nasdaq listing standards. The Compensation Committee is responsible for establishing and administering the Company’s executive compensation program and general compensation policies and incentive plans. This report is specific to compensation during the fiscal year 2003; however, the Compensation Committee does not intend to dramatically alter its basic philosophies and objectives in the near future.

     The Company, acting through the Compensation Committee, believes compensation of its executives and other key personnel should reflect and support the goals and strategies of the Company.

     Compensation Philosophy, Objectives and Structure.

     The Compensation Committee’s principal objectives in determining compensation are to attract, reward and retain key executive officers, to motivate executive officers to perform to the best of their abilities, and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing shareholder value. To further these objectives, the Compensation Committee has adopted the following policies:

•	We will compensate competitively with our peer groups and similarly performing financial companies.

•	Our performance at the corporate, subsidiary and individual executive officer level will determine a significant portion of compensation, with due regard to financial performance relative to peer groups.

•	Attaining realizable but challenging objectives will determine performance-based compensation.

•	We will encourage executive officers to hold substantial long-term equity stakes in the Company, so that their interests will coincide with the interest of our shareholders; accordingly, stock options will constitute a portion of compensation.

Elements of our compensation of executive officers are:

•	Base salary and bonuses;

•	Incentive compensation in the form of stock options;

•	Our Deferred Compensation Plan; and

•	Other compensation and benefits generally available to all employees, such as health, life and disability insurance and Company contributions under our 401(k) and pension plans.

     The Compensation Committee believes that our goals are best supported by attracting and retaining well-qualified executive officers and other employees through competitive compensation arrangements, with emphasis on rewards for outstanding contributions to our success, and with a special emphasis on aligning the interests of our executive officers and other employees with those of our shareholders.

Compensation of Chief Executive Officer

     The Chief Executive Officer’s compensation is based on an evaluation of several performance factors. Where possible, objective measurements are used with heavy emphasis on the Company’s financial results. In addition, a number of subjective evaluations of performance are used. The Committee does not base its decisions on any set profitability table or formulas. We review the levels of compensation for Chief Executive Officers of companies we feel are comparable in size (assets). We primarily use data from publicly traded companies. Our universe of comparable companies includes publicly traded financial institutions located throughout the United States. We contracted with SNL Financial L.C. to provide us with a list of companies $2 billion to $3 billion in size.

     This study produced a total of 38 holding companies located throughout the country. We purposely expanded this list from last year’s number. A review of all 38 companies indicates the following:

Rank
GBCI	Total Assets	23 of 38
GBCI	Return on Assets	10 of 38
GBCI	Return on Equity	13 of 38
GBCI	CEO Salary	33 of 38

     Our CEO compensation is in the bottom quartile, our performance is at the high end of the second quartile, and our asset size is in the third quartile. The above indicates that we are below our peer group on all measures of CEO pay. To bring our CEO pay to the mid-point of our peer group would require an increase of $211,623. This increase would put our CEO compensation more in line with our performance figures, which are above the mid-point, and our asset size, which is below the mid-point.

     The Compensation Committee also takes into consideration the structure of our Company. Because we have stand-alone banks under a holding company and not branch banks, our structure is substantially different than most of our peers.

     In addition to financial performance, company size and geographical location, the Committee has developed additional standards for performance review. The Committee considers the following criteria:

     Credit Quality. Although financial performance is very important in determining a company’s results for the year, it is also important that short-term performance does not come with a sacrifice of credit quality. Credit quality is important to the long-term performance of the company. The quality of the loan portfolios maintained by the Company’s subsidiary banks remains high in comparison to other institutions in our peer group.

     Management. Effective communication of our overall corporate and subsidiary banks’ goals and objectives to the Company’s employees was considered. The CEO’s communication of these goals was considered excellent.

     Mergers and Acquisitions. The integrations of previously acquired banks and the anticipation of future acquisitions and the effective integration of banks into our Company while retaining all customers of the acquired bank is a primary goal of the Company. Additional acquisitions that fit into our strategic plan are an important element of growth along with increasing the market share of our existing banks. Although our growth through acquisition has slowed from prior years, the Committee felt that our CEO’s performance was “in line” with our corporate goals for the year.

     Shareholder Relations. Effective communication with our shareholders, brokers and analysts is important. We considered whether the Chief Executive Officer is effectively communicating our Company’s goals, allowing our shareholders, brokers and analysts to effectively judge our performance. We felt all of these goals were met or exceeded during 2003.

     After consideration all the above factors, the Compensation Committee recommended an increase in compensation for our CEO. In keeping with our practice of paying for performance, the majority was proposed as additional bonus.

     The Compensation Committee approved the increase of the CEO’S base salary of $10,000 for 2004 and an increase in bonus of $50,000 for 2003. These were the maximum levels of increase that were acceptable to our CEO.

Compensation Committee Members

Allen J. Fetscher (Chairperson) # Fred J. Flanders
L. Peter Larson # John S. MacMillan # F. Charles Mercord # Everit A. Sliter

STOCK PERFORMANCE GRAPH

     The following graphs compare the yearly cumulative total return of the common stock over both a five-year and ten-year measurement period with the yearly cumulative total return on the stocks included in the (i) Standard & Poor’s (“S&P”) 500 Composite Index, (ii) the Russell 2000 Index, and (iii) the SNL Bank Index comprised of banks or bank holding companies with total assets between $1 billion and $5 billion. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

     The Company believes that the issuers who comprise the Russell 2000 Index have asset sizes, market capitalizations and industry focuses that are more comparable to the Company’s than those issuers in the S&P 500 Composite Index. Accordingly, the Company has determined to use the Russell 2000 Index, rather than the S&P Composite Index, as its broad equity market index for fiscal year 2003 and future years.

Glacier Bancorp Stock Price Performance
Five-Year Performance

Glacier Bancorp, Inc.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Glacier Bancorp, Inc.	100.00	83.28	73.05	128.93	150.19	234.24
S&P 500*	100.00	121.11	110.34	97.32	75.75	97.51
Russell 2000	100.00	121.26	117.59	120.52	95.83	141.11
SNL $1B-$5B Bank Index	100.00	91.91	104.29	126.72	146.28	198.92

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004. Used with permission. All rights reserved. crsp.com

Glacier Bancorp Stock Price Performance
Ten-Year Performance

Glacier Bancorp, Inc.

	Period Ending
Index	12/31/93	12/31/94	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Glacier Bancorp, Inc.	100.00	89.76	124.97	171.24	268.95	266.23	221.73	194.48	343.26	399.87	623.63
S&P500*	100.00	101.39	139.51	171.86	229.35	295.93	358.40	326.52	188.00	224.17	288.55
Russell 2000	100.00	98.18	126.11	146.91	179.76	175.19	212.42	206.01	211.13	167.88	247.21
SNL $1B-$5B Bank Index	100.00	105.28	141.58	183.54	306.09	305.38	280.66	318.49	386.97	446.70	607.47

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004. Used with permission. All rights reserved. crsp.com.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     Executive Officers who are not Directors

     The following table sets forth information with respect to the executive officers who are not directors or nominees for director of the Company, and executive officers and directors as a group. All executive officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

		Amount and Nature of
		Beneficial Ownership of
		Common Stock as of
Name and Age	Position	January 15, 2003*
James H. Strosahl, 62	Executive Vice President, Chief Financial	77,315 (1)
	Officer, Secretary and Treasurer of the	0.40%
	Company; Senior Vice President and Chief
	Financial Officer of Glacier Bank; Director of
	Glacier Bank of Whitefish; employed since 1993
Executive officers and directors as		1,570,532 (2)
a group (12 individuals)		8.10%

*	Share amounts have been adjusted to reflect all stock splits and stock dividends on Glacier stock.

(1)	Includes 45,506 shares held jointly with Mr. Strosahl’s wife with whom voting and dispositive power is shared; 17,079 shares held in an IRA account; and 14,730 shares that could be acquired within 60 days by the exercise of stock options

(2)	Includes 137,998 shares held by executive officers and directors as a group that could be acquired within 60 days by the exercise of stock options.

     Beneficial Owners

     The following table includes information as of December 31, 2003 concerning the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (“Exchange Act”), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock on the Annual Meeting record date.

	Amount and Nature
Name and Address of	of Beneficial
Beneficial Owner	Ownership (1)	Percent of Class
T. Rowe Price Associates, Inc.	1,242,151 (2)	6.40%
100 E. Pratt Street Baltimore, Maryland 21202
Columbia Wanger Asset Management L.P.	1,236,379 (3)	6.40%
227 West Monroe Street, Suite 3000 Chicago, Illinois 60606

(1)	Pursuant to rules promulgated by the SEC under the Exchange Act, a person or entity is considered to beneficially own shares of common stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares.

(2)	Based on an amended Schedule 13G filed under the Exchange Act. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Based on the Schedule 13G filed under the Exchange Act, the securities are owned by Liberty Wanger Asset Manager, L.P. (“WAM”), a registered investment advisor, and WAM Acquisition GP, Inc. (“WAM GP”), the general partner of WAM, and have been acquired on behalf of discretionary clients of WAM. Persons other than WAM and WAM GP are entitled to receive all dividends from, and proceeds from the sale of, those securities.

TRANSACTIONS WITH MANAGEMENT

     Certain Transactions

     During 2003 certain directors and executive officers of Glacier and its subsidiaries, and their associates, were customers of one or more of Glacier’s subsidiary banks, and it is anticipated that such individuals will continue to be customers in the future. Except as disclosed in the following section, all transactions between Glacier’s subsidiary banks and Glacier’s executive officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

     Employee Loan Program

     Federal regulations require that all loans or extensions of credit to executive officers and directors of the Company and the Subsidiaries must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other nonaffiliated persons and must not involve more than the normal risk of repayment or present other unfavorable features. The regulations authorize that a bank may make extensions of credit pursuant to a benefit or compensation program that (i) is available to all employees of the bank or its affiliates; and (ii) does not give preference to any insider over other employees of the bank or its affiliates. The regulations govern the amount of credit that a bank may extend to an insider, and, in those instances where the loan exceeds the allowed limit, requires that (i) the loan be approved by a majority of the board of directors; and (ii) the insider abstain from participating directly or indirectly in the voting.

     The Company has adopted an Employee Loan Program, providing that loans be made to executive officers and directors and all other employees of the Company and its subsidiaries on equal terms. Set forth below is certain information as of December 31, 2003 relating to loans that, in the aggregate, exceed $60,000 and which were made on preferential terms, as explained above, to executive officers and directors of the Company. All loans are secured by real estate, except as noted. The table does not include loans which have been made on the same terms, including interest rates and collateral, as those made to non-affiliated parties and which in the opinion of management do not involve more than the normal risk of repayment or present other unfavorable features.

		Largest Aggregate
	Nature of	Amount during		Interest	Note Rate at
	Transaction	January 1, 2003 to	Balance at	Rate to	December 31,
Name	and Indebtedness	December 31, 2003	December 31, 2003	Employee(1)	2003 (2)
John S. MacMillan Chairman	First Mortgage on primary residence	$93,015	$90,523	2.46%	5.50%
Everit A. Sliter, Director	First Mortgage on primary residence	$55,587	$47,908	2.57%	7.0%
	Home Equity Line (2nd)	$47,112	$0	3.00%	Paid Off
James H. Strosahl, Executive Vice President, CFO, Treasurer and Secretary	First Mortgage on primary residence	$121,850	$0	2.76%	Paid Off

(1)	This reflects borrowing to finance home improvements or to purchase homes and is 1% above Glacier Bank’s cost of money. For Home Equity Line, the rate charged is 1% less than the rate charged to non-employees.

(2)	This will become the applicable interest rate if the officer or director’s employment with the Company is resigned or otherwise terminated.

Proposal No. 2 — Reincorporation from Delaware to Montana

     General

     The Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the Company’s state of incorporation from Delaware to Montana (the “Reincorporation”). The Board of Directors has authorized the Reincorporation and unanimously recommends that an Agreement and Plan of Merger (the “Merger Agreement”) be approved, whereby the Company will be merged with and into its newly formed Montana subsidiary, Glacier Bancorp of Montana, Inc. (the “Surviving Corporation”). Pursuant to the terms of the Merger Agreement, the name of the Surviving Corporation will be changed to “Glacier Bancorp, Inc.”

     The dominant factor in the Board of Directors’ recommendation to reincorporate from Delaware to Montana is that the Company will no longer be required to pay corporate franchise fees. The Company currently pays the maximum amount of $165,000 annually in franchise fees to the State of Delaware. Other factors considered by the Board in choosing Montana for the state of reincorporation are that (i) the Company is headquartered in Montana; (ii) since the time of the Company’s formation, Montana has adopted a version of the Revised Model Business Corporation Act, thereby modernizing the state’s corporate statutes and making them more comparable to those of most other states; and (iii) current shareholder rights generally will not be adversely affected.

     The Merger Agreement

     The Company will be merged with and into the Surviving Corporation pursuant to the terms of the proposed Merger Agreement (the “Merger”), a copy of which is attached as Appendix B to this Proxy Statement. Upon the completion of the Merger, the owner of each outstanding share of the Company’s common stock will automatically own one share of Surviving Corporation common stock. Each outstanding certificate representing a share or shares of the Company’s common stock will continue to represent the same number of shares in the Surviving Corporation (i.e., a certificate representing one share of the Company’s common stock will then equal one share of Surviving Corporation common stock). IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF THE COMPANY TO

EXCHANGE THEIR EXISTING STOCK CERTIFICATES. The Company’s common stock will continue to be traded on the Nasdaq National Market under the symbol “GBCI” following the merger.

     The Surviving Corporation’s Articles of Incorporation and Bylaws will be the Articles of Incorporation and Bylaws of the continuing corporation, except that the name of the Surviving Corporation will be changed to “Glacier Bancorp, Inc.” The Surviving Corporation’s Articles of Incorporation are attached to this Proxy Statement as Appendix C. The discussion contained in this Proxy Statement is a summary only and, accordingly, is qualified in its entirety by reference to Appendices B and C.

     Effect of Reincorporation and Merger

     The Reincorporation and the Merger will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described in this Proxy Statement. The Reincorporation and the Merger will not result in any change in the business, management, location of the Company’s principal executive offices, assets, liabilities, net worth or accounting practices. Moreover, as noted above, the shares of common stock will continue to be publicly traded and reported on the Nasdaq National Market. The Merger will not give rise to any appraisal or dissenters’ rights.

     Principal Differences in Corporate Charters

     Articles/Certificate of Incorporation. The Surviving Corporation’s Articles of Incorporation differ from the Company’s Certificate of Incorporation in certain aspects, most of which are technical in nature. In addition, specific articles have been included so as to minimize differences in corporate governance before and after the Reincorporation.

            Number of Directors. Glacier’s current Certificate of Incorporation provides that the number of directors will be as provided in the Bylaws; Glacier’s current Bylaws provide for a range of 7 to 12 directors, with the exact number to be set by resolution of the Board. Under the Delaware General Corporation Law (“DGCL”), the Board has authority to amend the range in the Bylaws. For the Surviving Corporation, the Articles of Incorporation specify a range of 7 to 17 directors, with the exact number to be determined by the Board of Directors. Under the Montana Business Corporation Act (“MBCA”), once a range for directors is established, shareholder approval is required to change it; therefore, the range for the number of directors (i) has been moved into the Surviving Corporation’s Articles (so that the Board will retain authority to amend all provisions of the Bylaws without shareholder approval); and (ii) has been increased to a maximum number of 17 directors (from Glacier’s current 12), to provide additional flexibility to the Board of the Surviving Corporation. For instance, the Board will be better able to respond to business or acquisition opportunities in which it may be desirable to add directors to the Surviving Corporation’s Board, without first being required to the seek shareholder approval to increase the range of directors.

            Vote to Approve Merger Proposals. The Surviving Corporation’s Articles of Incorporation specifically provide that a merger or share exchange requiring shareholder approval must be approved by a majority of all votes entitled to be cast. This provision is consistent with what is currently required for Glacier under the DGCL. Under the MBCA, the Surviving Corporation must provide in its Articles of Incorporation that a majority vote is sufficient to approve a merger or share exchange; otherwise, the relevant statute requires approval by two-thirds of all votes entitled to be cast.

     Bylaws. Various differences also exist between Surviving Corporation’s Bylaws and the Company’s Bylaws, most of which are either technical in nature or intended to modernize the Bylaw provisions. Except as set forth in the following paragraph, the differences are not expected to have a material effect on the Company’s corporate governance.

            Shareholder Proposals/Director Nominations. Glacier’s current Bylaws permit shareholders to present proposals and nominate directors, subject to certain procedural requirements, including that appropriate notice be received by the Board 60 days prior to the anniversary date of the mailing of last year’s proxy statement. In order to be consistent with SEC rules regarding the inclusion of shareholder proposals in annual proxy statements, the Bylaws for the Surviving Corporation extend this mandatory notice period to 120 days prior to the anniversary date of the mailing of last year’s proxy statement. If for any reason the Merger is not consummated, the Company’s Bylaws will be amended to include this 120 day mandatory notice period.

Certain Differences in Corporate Laws

     The DGCL currently governs the rights of the Company’s shareholders. After the merger, the rights of shareholders will be governed by the MBCA. The following discussion summarizes certain significant differences between the provisions of the DGCL and the MBCA, as applicable to a public company.

     Amendment of Articles/Certificate of Incorporation. The MBCA authorizes a corporation’s board of directors to make various changes of an administrative nature to its articles of incorporation including increasing the number of outstanding shares in proportion to a stock split or stock dividend in the corporation’s own shares. Other amendments to a corporation’s articles of incorporation must be recommended to the shareholders by the board of directors, unless the board determines that because of a conflict of interest or other special circumstances, it should make no recommendation, and must be approved by a majority of all votes entitled to be cast by each voting group which has a right to vote on the amendment. Under the DGCL, all amendments to a corporation’s certificate of incorporation require the approval of shareholders holding a majority of the voting power of the corporation unless a greater proportion is specified in the certificate of incorporation.

     Provisions Affecting Acquisitions and Business Combinations. The MBCA does not contain any “anti-takeover” provisions imposing specific requirements or restrictions on transactions between a corporation and significant shareholders.

     Delaware has a business combination statute, set forth in Section 203 of the DGCL, which provides that any person who acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested shareholder”) may not engage in certain “business combinations” with the target corporation for a period of three years following the time the person became an interested shareholder, unless (i) the board of directors of the corporation has approved, prior to the interested shareholder’s acquisition of stock, either the business combination or the transaction that resulted in the person becoming an interested shareholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owns at least 85% of the corporation’s voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) , or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.

For purposes of determining whether a person is the “owner” of 15% or more of a corporation’s voting stock for purposes of Section 203 of the DGCL, ownership is defined broadly to include the right, directly or indirectly, to acquire the stock or to control the voting or disposition of the stock. A business combination is also defined broadly to include (i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested shareholder, (ii) certain transactions resulting in the issuance or transfer to the interested shareholder of any stock of the corporation or its subsidiaries, (iii) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested shareholder, and (iv) receipt by the interested shareholder of the benefit (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial benefits.

     These restrictions placed on interested shareholders by Section 203 of the DGCL do not apply under certain circumstances, including, but not limited to, the following: (i) if the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 or (ii) if the corporation, by action of its shareholders, adopts an amendment to its bylaws or certificate of incorporation expressly electing not to be governed by Section 203, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote and that such an amendment will not be effective until 12 months after its adoption (except for limited circumstances where effectiveness will occur immediately) and will not apply to any business combination with a person who became an interested shareholder at or prior to such adoption.

     The Company’s Certificate of Incorporation and the Surviving Corporation’s Articles of Incorporation each contain a provision requiring that any transaction with an “interested shareholder” be approved by 80% of the voting power of the then outstanding shares unless it is (i) approved by the corporation’s board of directors; or (ii) certain price and procedural requirements are satisfied. An “interested shareholder” is defined broadly to include the right, directly or indirectly, to acquire or to control the voting or disposition of 10% or more of the corporation’s voting stock.

     Mergers, Acquisitions and Other Transactions. Under the MBCA, a merger, consolidation, sale of all or substantially all of a corporation’s assets, other than in the regular course of business, or dissolution of a public corporation must be approved by the affirmative vote of a majority of directors when a quorum is present, and by two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group, unless a majority vote requirement is specified in the articles of incorporation. As discussed above in this Proxy Statement under “Principal Differences in Corporate Charter — Articles/Certificate of Incorporation,” the Surviving Corporation’s Articles of Incorporation provide that the corporate transactions specified above may be approved by a majority of the outstanding shares entitled to vote. Under the DGCL, a merger, consolidation, sale of all or substantially all of a corporation’s assets, other than in the regular course of business, or dissolution of a corporation must be approved by a majority of the outstanding shares entitled to vote.

     Action Without a Meeting. Under the MBCA, shareholder action may be taken without a meeting if written consents setting forth such action are signed by all holders of outstanding shares entitled to vote thereon. The DGCL authorizes shareholder action without a meeting if consents are received from holders of a majority of the outstanding shares. The Company’s Bylaws, however, provide that all holders of the outstanding shares entitled to vote on the action must sign such consents in order for the action to be valid.

     Class Voting. Under the MBCA, the articles of incorporation may authorize one or more classes of shares that have special, conditional or limited voting rights, including the right to vote on certain matters as a group. The articles of incorporation may not limit the rights of holders of a class to vote as a group with respect to certain amendments to the articles of incorporation and certain mergers that adversely affect the rights of holders of that class. The DGCL requires voting by separate classes only with respect to amendments to the certificate of incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of any of those classes.

     Transactions With Officers or Directors. The MBCA sets forth a safe harbor for transactions between a corporation and one or more of its directors. A conflicting interest transaction may not be enjoined, set aside or give rise to damages if: (i) it is approved by a majority of qualified directors; (ii) it is approved by the affirmative vote of a majority of all qualified shares; or (iii) at the time of commitment, the transaction was fair to the corporation. For purposes of this provision, a “qualified director” is one who does not have (a) a conflicting interest respecting the transaction or (b) a familial, financial, professional or employment relationship with a second director who does have such a conflict and which relationship would reasonably be expected to exert an influence on the first director’s judgment when voting on the transaction. “Qualified shares” are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest respecting the transaction.

     The DGCL provides that contracts or transactions between a corporation and one or more of its officers or directors or an entity in which they have an interest is not void or voidable solely because of such interest or the participation of the director or officer in a meeting of the board or a committee which authorizes the contract or transaction if: (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board or the committee, and the board or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of disinterested directors; (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders.

     Appraisal or Dissenters’ Rights. Under the MBCA a shareholder is entitled to dissent from and, upon perfection of his or her appraisal right, to obtain fair value of his or her shares in the event of certain corporate actions, including certain mergers, consolidations, share exchanges, sales of substantially all assets of the corporation, and amendments to the corporation’s articles of incorporation that materially and adversely affect shareholder rights.

     Under the DGCL, appraisal rights are available only in connection with certain mergers or consolidations, unless otherwise provided in the corporation’s certificate of incorporation. Even in the event of those mergers or consolidations, unless the certificate of incorporation otherwise provides, the DGCL does not provide appraisal rights (i) if the shares of the corporation are listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders (as long as in the merger the shareholders receive shares of the surviving corporation or any other corporation the shares of which are listed on a national securities exchange or held of record by more than 2,000 shareholders) or (ii) if the corporation is the surviving corporation and no vote of its shareholders is required for the merger. Because the Company is listed on the Nasdaq National Market, shareholders currently do not have statutory appraisal rights under the DGCL in such mergers or consolidations.

Liability of Directors and Officers. The MBCA provides that a corporation’s articles of incorporation may eliminate or limit personal liability for conduct as a director, except for the amount of an improper personal benefit, intentional misconduct, intentional violations of criminal law, or unlawful distributions. Under the DGCL, a corporation’s certificate of incorporation may eliminate or limit personal liability for conduct as a director, except for breaches of the duty of loyalty, acts not in good faith, intentional misconduct, knowing violations of law, improper declarations of dividends or receipt of improper personal benefits. The Company’s Certificate of Incorporation and the Surviving Corporation’s Articles of Incorporation both eliminate directors’ liability to the maximum extent provided by law.

     Indemnification of Directors and Officers. Under the MBCA, indemnification of directors and officers is authorized to cover judgments, amounts paid in settlement, and expenses arising out of actions where the director or officer acted in good faith and in or not opposed to the best interests of the corporation, and, in criminal cases, where the director or officer had no reasonable cause to believe that his or her conduct was unlawful. Unless limited by the corporation’s articles of incorporation, Montana law requires indemnification if the director or officer is wholly successful on the merits of the action. The Surviving Corporation’s Bylaws provide that the Surviving Corporation shall indemnify its directors and officers to the fullest extent not prohibited by law, including indemnification for payments in settlement of actions brought against a director or officer in the name of the corporation, commonly referred to as a derivative action. Under the MBCA, any indemnification of a director in a derivative action must be reported to shareholders in writing prior to the next annual meeting of shareholders.

     Under the DGCL, indemnification of directors and officers is authorized to cover judgments, amounts paid in settlement, and expenses arising out of non-derivative actions where the director or officer acted in good faith and in or not opposed to the best interests of the corporation, and, in criminal cases, where the director or officer had no reasonable cause to believe that his or her conduct was unlawful. Unless limited or denied by the corporation’s certificate of incorporation, indemnification is required to the extent of a director’s or officer’s successful defense. Additionally, under the DGCL, a corporation may reimburse directors and officers for expenses incurred in a derivative action.

     The Company has included undertakings in various registration statements filed with the Securities and Exchange Commission that in the event a claim for indemnification is asserted by a director or officer relating to liabilities under the Securities Act of 1933, as amended, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification would be against public policy and will be governed by any final adjudication of such issue.

     Filing Fees. Delaware imposes annual franchise tax fees on all corporations incorporated in Delaware. The annual fee ranges from a nominal fee to a maximum of $165,000, based on an equation consisting of the number of shares authorized, the number of shares outstanding and the net assets of the corporation. The Company is currently subject to the maximum annual fee of $165,000. Montana charges corporations incorporated in Montana nominal annual corporate license renewal fees, and does not impose any franchise fees on corporations.

     Federal Income Tax Consequences

     In connection with the Reincorporation, Graham & Dunn PC, counsel to the company, will issue an opinion to the effect that, for federal income tax purposes:

1.	The merger of the Company with and into the Surviving Corporation will qualify as a reorganization under Section 368(a) (1) of the Internal Revenue Code of 1986, as amended;

2.	The Company will recognize no gain or loss as a result of the merger;

3.	A shareholder of the Company will recognize no gain or loss upon the deemed exchange of shares of Company Common Stock for shares of Surviving Corporation common stock;

4.	The aggregate basis of the shares of Surviving Corporation common stock deemed received by a shareholder as a result of the merger will equal the aggregate basis of the shares of Company Common Stock deemed exchanged therefor; and

5.	The holding period of the shares of Surviving Corporation common stock deemed received by a shareholder in the merger will include the holding period of the shares of Company Common Stock deemed exchanged therefor, provided that such Company Common Stock is held as a capital asset by the shareholder at the Effective Time.

     The opinion of Graham & Dunn PC is subject to certain assumptions and qualifications and will be based upon the accuracy of certain representations contained in the officers’ certificates delivered to Graham & Dunn PC by the parties to the Reincorporation in connection with the delivery of the tax opinion by Graham & Dunn PC. No ruling from the IRS will be applied for with respect to the federal income tax consequences of the Reincorporation. Thus, there can be no assurance that the IRS will agree with the conclusions set forth herein regarding the federal income tax consequences of the Reincorporation.

     The federal income tax discussion set forth above is based upon current law. Although this discussion is intended to cover the material federal income tax consequences of the Reincorporation, it may not address issues that are material to a shareholder because of his or her particular tax situation. It does not address foreign, state or local tax consequences. Shareholders may wish to consult with a tax advisor concerning the specific tax consequences of the Reincorporation, including the applicability and effect of federal, state, local and other tax laws.

     Vote Required And Board Recommendation

     The affirmative vote of a majority of the outstanding shares of common stock of the Company is required to approve the Reincorporation.

     The Board of Directors believes that the Reincorporation of the Company from Delaware to Montana is in the best interests of the Company and its shareholders and, consequently, unanimously recommends a vote “FOR” approval of the Reincorporation.

COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires that all of our executive officers and directors and all persons who beneficially own more than 10 percent of our common stock file reports with the SEC regarding beneficial ownership of Company stock. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.

     Based solely on our review of the copies of the filings which we received for the fiscal year ended December 31, 2003, or written representations from certain reporting persons, we believe that all reporting persons made all filings required by Section 16(a) on a timely basis, except that (i) John MacMillan inadvertently failed to file a Form 4 or 5 for a gift of 100 shares in 1998; and (ii) each of the Company’s outside directors (Messrs. Fetscher, Flanders, Larson, MacMillan, Mercord and Sliter) inadvertently failed to file a Form 4 for stock options that were granted on January 29, 2003. All of these delinquent reports were subsequently filed.

AUDITORS

     KPMG LLP, independent auditors, performed the audit of our consolidated financial statements, which include our subsidiaries, for the year ended December 31, 2003. A representative of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires.

Fees Paid to Independent Auditors

     During the fiscal years ended December 31, 2003 and December 31, 2002, fees paid to our independent auditors, KPMG LLP consisted of the following:

     Audit and audit-related fees aggregated $226,813 and $180,125 for the years ended December 31, 2003 and 2002, respectively and were composed of the following:

     Audit Fees. The aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2003 and 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $209,813 and $169,725, respectively.

     Audit-Related Fees. The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2003 and 2002 were $17,000 and $12,000, respectively. These fees relate to audits of the Company’s employee benefit plans.

     Tax Fees. There were no fees billed for tax compliance services for the fiscal year ended December 31, 2003 or 2002.

     All Other Fees. There were no fees billed for services not included above for the fiscal year ended December 31, 2003 or 2002.

     In considering the nature of the services provided by KPMG LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with KPMG LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes Act, as well as the American Institute of Certified Public Accountants.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     The services performed by KMPG LLP in 2003 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that KMPG LLP may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by KPMG LLP in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

     Services provided by KPMG LLP during the following year that are included in the Service List were pre-approved following the policies and procedures of the Audit Committee.

Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

     In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from KPMG LLP when time is of the essence.

     The Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

OTHER BUSINESS

     The Board knows of no other matters to be brought before the shareholders at the Annual Meeting. If other matters are properly presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Shareholder Proposals

     In order for a shareholder proposal to be considered for inclusion in the Company’s Proxy Statement for next year’s annual meeting, the written proposal must be received by the Company no later than December 1, 2004 and should contain such information as is required under the Company’s Bylaws. Such proposals need to comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. No shareholder proposal from the floor will be considered at the annual meeting. In addition, if we receive notice of a shareholder proposal after February 4, 2005, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal

     Director Nominations

     The Company’s Bylaws provide for the nomination of director candidates by Company shareholders. In order to recommend that the Nominating Committee consider a person for inclusion as a director nominee in the Company’s proxy statement for next year’s annual meeting, the Company must receive a recommendation no later than December 1, 2004. In addition, the notice of recommendation must meet all other requirements contained in the Company’s Bylaws. Such recommendation should be sent to the attention of the Secretary of the Company, and should contain the following information: (a) the name and address of each proposed nominee and the number of shares of Glacier stock held by such nominee; (b) the principal occupation of each proposed nominee; (c) a description of any arrangements or understandings between the nominee and the nominating shareholder pursuant to which the nomination is being made; (d) your name and address; (e) the number of shares of stock of Glacier you own; and (f) a consent of the nominee agreeing to the nomination. The presiding officer of the meeting may disregard your nomination if it does not contain the above information and otherwise meet the requirements set forth in the Company’s Bylaws.

     Copy of Bylaw Provisions

     You may contact the Company’s Corporate Secretary for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

ANNUAL REPORT TO SHAREHOLDERS

     Any shareholder may obtain without charge a copy of our Annual Report on Form 10-K filed with the SEC under the Securities Exchange Act of 1934 for the year ended December 31, 2003, including financial statements. Written requests for the Form 10-K should be addressed to James H. Strosahl, Corporate Secretary, at 49 Commons Loop, Kalispell, Montana 59901.

March 29, 2004	BY ORDER OF THE BOARD OF DIRECTORS

James H. Strosahl, Secretary

     Delivery of Documents to Stockholders Sharing an Address

     In some cases, only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions fro one or more of the stockholders. We will deliver promptly, upon written request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written or oral request to the Marketing Director at the address and number written above. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of either the Proxy Statement or the Annual Report and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.

Appendix A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors of Glacier Bancorp, Inc. (the “Company”) in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company’s independent accountants and internal auditing department.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II.	COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whose qualifications include independence and financial literacy, as determined under the Sarbanes-Oxley Act of 2002 (the “Act”) and applicable rules of Nasdaq and the Securities and Exchange Commission (“SEC”), as such requirements may be modified or supplemented from time to time. At least one member of the Committee must be an “audit committee financial expert” and have “financial sophistication” under the requirements of the Act and the applicable rules of the SEC and Nasdaq. Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

No member of the Audit Committee shall receive any compensation other than director’s fees for service as a director of the Company, including reasonable compensation for serving on the committees and regular benefits that directors receive.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS AND REPORTS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company’s financials consistent with IV.4. below.

The Committee shall report regularly to the Board of Directors. Such report to the Board may take the form of an oral report by the Chairman or any other member of the Committee designated to make such report.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Periodically, and at least annually, (a) review and update (as conditions dictate) this Charter and (b) review the performance of the Committee.

2.	Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.	Review the regular internal reports to management prepared by the internal auditing department and management’s response.

4.	Review and discuss with financial management and the independent accountants the annual audited financial statements and quarterly financial statements prior to the release of earnings and the filing of Reports on Forms 10-K, 10-Q or 8-K, as the case may be. The Chair of the Committee may represent the entire Committee for purposes of this review, so long as appropriate reports are presented to the full committee at a later time.

Independent Accountants

5.	Have sole authority for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). The Company’s independent auditors will report directly to the Audit Committee.

6.	Annually review and approve the proposed scope of each fiscal year’s internal and outside audit at the beginning of each new fiscal year.

7.	Pre-approve all auditing services and permissible non-audit services to be provided to the Company by the Company’s independent auditors, except for “prohibited non-auditing services” and “de minimus services” as specified in the Act and applicable rules of the SEC. The Committee has the sole authority to make these approvals, although such approval may be delegated to any committee member so long as the approval is presented to the full committee at a later time.

8.	Review and approve the fees to be paid to the Company’s independent auditors, and otherwise be responsible for the compensation of such auditors. In such regard, the Audit Committee will determine, in its capacity as a committee of the Board, the appropriate funding necessary to compensate any accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, and will work with the Board as a whole to ensure that such funds are provided pursuant to the Company’s responsibility to do so.

9.	On an annual basis, review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

10.	Review the performance of the independent accountants and approve any discharge of the independent accountants when circumstances warrant.

11.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

Financial Reporting Processes

12.	Have direct oversight authority over the internal audit function.

13.	In consultation with the independent accountants and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

14.	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

15.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

16.	Provide any recommendations, certifications and reports that may be required by the SEC or Nasdaq, including the report of the Committee that must be included in the Company’s annual proxy statement.

17.	Discuss with management the type of presentation and type of information to be included in the Company’s earnings press releases and the financial information and earnings guidance provided to analysts and rating agencies.

Process Improvement

18.	Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

19.	Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

20.	Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

21.	Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

22.	Maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding financial statements, disclosures, accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees and agents of the Company regarding the same. Such procedures are set forth on Exhibit A.

Ethical and Legal Compliance

23.	Review and periodically update, as required, the Company’s Code of Ethics for Senior Financial Officers, and oversee compliance with such Code.

24.	Review management’s monitoring of the adequacy of financial reporting controls, and review whether management has the proper review system in place to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

25.	Review activities, Company structure, and qualifications of the internal audit department.

26.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

27.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

28.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Retention of Advisors

29.	The Audit Committee will have the authority to retain special legal, accounting, or other consultants to advise the Committee. The Audit Committee will determine, in its capacity as a committee of the Board, the appropriate funding necessary to compensate any advisors to the Audit Committee, and will work with the Board as a whole to ensure that such funds are provided pursuant to the Company’s responsibility to do so.

Exhibit A

Complaint Procedures

     The Company shall forward to the Audit Committee of the Board of Directors (the “Committee”) any complaints that it receives regarding financial statement disclosures, accounting, internal controls, or auditing matters (“Financial Disclosure Matters”).

     Any Company employee or agent may submit, on a confidential, anonymous basis (if the employee or agent so desires), any concerns regarding Financial Disclosure Matters by setting his concerns in writing and forwarding them in a sealed envelope to the Chair of the Audit Committee, in the care of the Corporate Secretary. The envelope should be labeled with “To be opened by the Audit Committee only” or a similar legend. If the employee or agent wishes to discuss the matter with the Audit Committee, he should indicate this in the complaint and provide contact information. The Corporate Secretary shall promptly forward unopened any such envelopes to the Committee.

     The Committee shall review and consider complaints it has received at each meeting and take appropriate action in order to respond thereto.

     The Committee shall retain any such complaints for a period of no less than seven years.

Appendix B

AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this “Agreement”) between Glacier Bancorp of Montana, Inc., a Montana corporation (the “Surviving Corporation”), and Glacier Bancorp, Inc., a Delaware corporation (“Glacier”), is dated as of March 10, 2004. The Surviving Corporation and Glacier are sometimes referred to jointly as the “Constituent Corporations.”

RECITALS

     A. Each of the Constituent Corporations is a corporation organized and existing under the laws of its respective state as indicated in the first paragraph of this Agreement.

     B. The Board of Directors of each of the Constituent Corporations believes that the reincorporation proposed by this Agreement is in the best interests of Glacier and its shareholders and, accordingly, has approved this Agreement and authorized its execution and delivery.

     Therefore, the parties agree as follows:

AGREEMENT

1.	Merger Terms

1.1	Merger. Subject to the terms of this Agreement at the Effective Time (as defined in Section 1.3), Glacier will merge with and into the Surviving Corporation (the “Merger”), and the Surviving Corporation will continue to be governed by the laws of the State of Montana.

1.2	Articles of the Surviving Corporation. The Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time will continue to be the Articles of Incorporation of the Surviving Corporation as the entity surviving the Merger, provided that, as of and after the Effective Time, Article 1 will be amended in its entirety to read as follows:

ARTICLE 1. NAME. The name of the corporation is Glacier Bancorp, Inc. (hereinafter referred to as the “Corporation”).

1.3	Effective Time; Closing. As used in this Agreement, the “Effective Time” means the time at which executed copies of this Agreement or conformed copies thereof, together will duly executed Certificates or Articles of Merger have been duly filed by the Constituent Corporations in the Office of the Montana Secretary of State pursuant to Section 35-1-816 of the Montana Business Corporation Act (“MBCA”) and the Office of the Delaware Secretary of State pursuant to Section 252 of the Delaware General Corporation Law (“DGCL”), or at such time thereafter as provided in such Certificates or Articles of Merger.

1.4	Effect of the Merger. At and after the Effective Time, the Merger will have the effects set forth in Section 35-1-817 of the MBCA and Section 259 of the DGCL.

1.5	Conversion of Glacier Shares. At the Effective Time, each outstanding share of the common stock of Glacier will automatically convert into one share of the common stock of the Surviving Corporation. It will not be necessary for shareholders of Glacier to exchange their existing stock certificates for stock certificates of the Surviving Corporation.

1.6	Conversion of Glacier Options. At the Effective Time, the Surviving Corporation will assume and continue any and all Glacier stock option plans. Each option to purchase shares of Glacier common stock which is outstanding and unexercised immediately prior to the Effective Time will cease to represent a right to purchase shares of Glacier common stock and will be converted into an option to purchase shares of the Surviving Corporation’s common stock, in the same number of shares, at the same exercise price per share, and on the same terms and conditions as would have otherwise applied to purchase shares of Glacier common stock.

1.7	Cancellation of Surviving Corporation Shares. At the Effective Time, each outstanding share of the common stock of the Surviving Corporation will be automatically canceled and returned to the status of authorized but unissued shares.

1.8	Bylaws. At the Effective Time, the Bylaws of the Surviving Corporation will be the governing Bylaws.

1.9	Directors and Officers. At the Effective Time, the directors and officers of Glacier will be the directors and officers of the Surviving Corporation.

2.	Appointment of Agent for Service of Process

     Pursuant to Section 252(d) of the Delaware General Corporation Law, the Surviving Corporation irrevocably appoints the Delaware Secretary of State to accept service of process in any proceeding to enforce against the Surviving Corporation any obligation of either Constituent Corporation, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger. The Delaware Secretary of State will mail a copy of such process to Glacier Bancorp, Inc., Attention: Corporate Secretary, 49 Commons Loop, Kalispell, Montana 59901.

3.	Conditions

3.1	Conditions to Obligations of Glacier. The obligation of Glacier to consummate the Merger is subject to the fulfillment, prior to or at the Effective Time, of each of the following conditions:

(a)	Shareholder Approval. This Agreement will have been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Glacier common stock.

(b)	Tax Opinion. Glacier will have received an opinion of Graham & Dunn PC to the effect that the Merger will be treated for federal income tax purposes as part of one or more reorganizations within the meaning of Section 368 of the Internal Revenue Code. In rendering such opinion, Graham & Dunn PC may require and rely upon representations contained in certificates of officers of Glacier and the Surviving Corporation.

(c)	Consents. All consents, authorizations, orders or approvals of any governmental commission, board, other regulatory body or any third party required in connection with the execution, delivery and performance of this Agreement will have been obtained.

(d)	Conditions. Any obligations of the Surviving Corporation to be performed pursuant to this Agreement prior to the Effective Time will have been performed in all material respects.

3.2	Conditions to Obligations of the Surviving Corporation. The obligation of the Surviving Corporation to consummate the Merger is subject to the fulfillment, prior to or at the Effective Time, of each of the following conditions:

(a)	Shareholder Approval. The sole shareholder of the Surviving Corporation will have approved this Agreement.

(b)	Consents. All consents, authorizations, orders or approvals of any governmental commission, board, other regulatory body or any third party required in connection with the execution, delivery and performance of this Agreement will have been obtained.

(c)	Conditions. Any obligations of Glacier to be performed pursuant to this Agreement prior to the Effective Time will have been performed in all material respects.

4.	Amendment

     At any time before or after approval by the shareholders of the Constituent Corporations, this Agreement may be modified in any manner (except as otherwise provided by Section 251(d) the DGCL) as may be determined, in the judgment of the respective Boards of Directors of the Constituent Corporations, to be necessary, desirable or expedient.

5.	Termination

     This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, notwithstanding approval of this Agreement by the Constituent Corporations’ shareholders, by mutual consent of the Boards of Directors of Glacier and the Surviving Corporation.

6.	Governing Law

     This Agreement will be governed by and construed in accordance with the laws of the State of Montana.

IN WITNESS WHEREOF, the parties hereto have caused this Plan and Agreement of Merger to be executed as of the date first above written.

GLACIER BANCORP, INC.
By /s/ Michael J. Blodnick
Michael J. Blodnick, President and CEO

ATTEST:	/s/ James H. Strosahl

James H. Strosahl, Secretary

GLACIER BANCORP OF MONTANA, INC.
By /s/ Michael J. Blodnick
Michael J. Blodnick, President and CEO

ATTEST:	/s/ James H. Strosahl

James H. Strosahl, Secretary

Appendix C

ARTICLES OF INCORPORATION
OF
GLACIER BANCORP OF MONTANA, INC.

     Article 1. Name. The name of the corporation is Glacier Bancorp of Montana, Inc. (hereinafter referred to as the “Corporation”).

     Article 2. Registered Office and Registered Agent. The address of the registered office of the Corporation is 49 Commons Loop, Kalispell, Montana 59901. The name of the registered agent at such address is Michael J. Blodnick.

     Article 3. Nature of Business. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Montana Business Corporation Act (“MBCA”).

     Article 4. Capital Stock. The total number of shares of capital stock which the Corporation has authority to issue is 51,000,000, of which 1,000,000 shall be serial preferred stock, $0.01 par value per share (hereinafter the “Preferred Stock”), and 50,000,000 shall be common stock, $0.01 par value per share (hereinafter the “Common Stock”).

     The Board of Directors is hereby expressly authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

            (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

            (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

            (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

            (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

            (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

            (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

            (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

            (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

            (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

            (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

     The powers, preferences and relative, participating, optional and other special rights, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

     Article 5. Incorporator. The name and mailing address of the sole incorporator is as follows:

Name	Address
Michael J. Blodnick	Glacier Bancorp, Inc.
49 Commons Loop
Kalispell, Montana 59901

     Article 6. Preemptive Rights. No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

     Article 7. Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined by a vote of the majority of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director. Notwithstanding anything to the contrary contained in these Articles of Incorporation, the number of directors may not be less than seven (7) or more than seventeen (17).

     A. Classification and Term. So long as the Board of Directors has at least nine (9) members, the Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of shareholders after their election; the term of office of the directors of the second class shall expire at the second annual meeting of shareholders after their election; and the term of office of the third class shall expire at the third annual meeting of shareholders after their election; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of shareholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders and when their respective successors are elected and qualified. Shareholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

     B. Vacancies. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director’s successor shall have been elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that no decrease in the number of directors shall shorten the term of any incumbent director.

     C. Removal. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only for cause at a duly constituted meeting of shareholders called expressly for such purpose.

     Article 8. Liability of Directors and Officers. The personal liability of the directors and officers of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the MBCA as it exists on the effective date of these Articles of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article 8 shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

     Article 9. Certain Business Combinations.

     9.1 Vote Required for Certain Business Combinations.

     A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law, any other provision of these Articles of Incorporation, the Bylaws of the Corporation, any agreement with a national securities exchange or otherwise, and except as otherwise expressly provided in Article 9.2 of this Article 9:

            (1) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

            (2) any sale, lease, license, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $500,000 or more; or

            (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder; or

            (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

            (5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder; shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class (it being understood that for purposes of this Article 9, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article 4 of these Articles of Incorporation). Such affirmative vote shall be required notwithstanding that no vote may be required, or that a lesser percentage may be specified, by law, any other provision of these Articles of Incorporation, the Bylaws of the Corporation, any agreement with any national securities exchange or otherwise.

     B. Definition of “Business Combination.” The term “Business Combination” as used in this Article 9 shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of paragraph A of this Article 9.1.

     9.2 When Higher Vote is Not Required.

     The provisions of Article 9.1 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as may be required by law, any other provision of these Articles of Incorporation, the Bylaws of the Corporation, any agreement with a national securities exchange or otherwise, if all of the conditions specified in either of the following paragraphs A or B are met:

     A. Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

     B. Price and Procedural Requirements. All of the following conditions shall have been met:

            (1) The aggregate amount of the cash and the Fair Market Value as of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                  (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (i) within the five-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the “Announcement Date”) or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher; and

                  (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article 9 as the “Determination Date”), whichever is higher.

            (2) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (2) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

                  (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (i) within the five-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

                  (b) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                  (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

            (3) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with clauses (1) and (2) of this paragraph (B) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

            (4) After such Interested Shareholder has proposed such a Business Combination and prior to the consummation of such Business Combination; (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock of the Corporation; (b) there shall have been (i) no reduction in the quarterly rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (ii) an increase in such quarterly rate of dividends paid on such Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

            (5) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (or any subsequent provisions replacing such) (hereinafter referred to as the “Act”), and the rules and regulations of the Securities and Exchange Commission thereunder shall be mailed to the shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Act.)

            (6) The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Shareholder prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares of such Voting Stock in compliance with clauses (1), (2) and (3) of paragraph B of this Article 9.2 (provided, however, that the failure of any such holders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this clause (6) from being satisfied).

     9.3 Certain Definitions.

     For the purposes of this Article 9 the following shall be deemed to have the meanings specified below:

     A. The term “person” shall mean any individual, firm, corporation or other entity.

     B. The term “Interested Shareholder” shall mean any person (other than the Corporation or any Subsidiary) who or which:

            (1) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding Voting Stock; or

            (2) is an Affiliate of the Corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

            (3) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the five-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended (or any subsequent provisions replacing such).

     C. A person shall be deemed a “beneficial owner” of any Voting Stock:

            (1) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

            (2) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

            (3) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     D. For the purpose of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Article 9.3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Article 9.3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     E. The terms “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in rule 12b-2 of the General Rules and Regulations under the Act, as in effect on the effective date of these Articles of Incorporation.

     F. The term “Subsidiary” shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Article 9.3, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

     G. The term “Fair Market Value” shall mean: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, in each case with respect to any class of such stock, appropriately adjusted for any dividend or distribution in shares of such stock or any subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

     H. In the event of any Business Combination in which the Corporation is the survivor, the phrase “consideration other than cash to be received” as used in clauses (1) and (2) of paragraph B of Article 9.2 shall include the shares of Common Stock and/or the shares of any other eligible outstanding Voting Stock retained by the holders of such shares.

     I. The term “Disinterested Director” shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Shareholder and who was a member of the Board of Directors prior to the Determination Date, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of the total number of Disinterested Directors then on the Board of Directors.

     J. References to “highest per share price” shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

     9.4 Powers of the Board of Directors.

     A majority of the Board of Directors of the Corporation shall have the power and duty to decide for the purpose of this Article 9, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Shareholder. Once the Board of Directors has made a determination pursuant to the preceding sentence that a person is an Interested Shareholder, a majority of the number of Directors of the Corporation who would qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article 9, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article 9, including, without limitation: (A) the number of shares of Voting Stock beneficially owned by any person, (B) whether a person is an Affiliate or Associate of another, (C) whether the assets which are the subject of any Business Combination have an aggregate Fair Market Value of $500,000 or more and (D) whether all of the applicable conditions set forth in paragraph B of Article 9.2 have been met with respect to any Business Combination. Any determination pursuant to this Article 9.4 made in good faith shall be binding and conclusive on all parties.

     9.5 No Effect on Fiduciary Obligations of Interested Shareholders.

     Nothing contained in this Article 9 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     9.6 Amendment, Repeal, Etc.

     Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with this Article 9.

     Article 10. Shareholder Approval of Plan of Merger or Share Exchange. A majority of all votes entitled to be cast by each voting group is sufficient to approve any plan of merger or share exchange requiring approval of the Corporation’s shareholders pursuant to Section 35-1-815 of the MBCA (as such statute exists on the effective date of these Articles of Incorporation or as it may be thereafter in effect); provided that, notwithstanding anything contained in these Articles of Incorporation to the contrary, any transaction with an Interested Party shall be approved in the manner specified in Article 9.

     Article 11. Amendment. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders herein are granted subject to this reservation; provided that, notwithstanding anything contained in these Articles of Incorporation to the contrary, Article 9 shall be amended in the manner specified in Article 9.6.

GLACIER BANCORP OF MONTANA, INC.
By:	/s/ Michael J. Blodnick
Michael J. Blodnick, Incorporator

ANNUAL MEETING OF SHAREHOLDERS OF

GLACIER BANCORP, INC.

April 28, 2004

Please date, sign and mail your proxy
card in the envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

The Board of Directors recommends a vote “FOR” the listed proposals.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

						FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS FOR CLASS TO EXPIRE IN 2007			2.	REINCORPORATION OF GLACIER BANCORP, INC. AS A MONTANA
					CORPORATION FROM A DELAWARE	☐	☐	☐
☐	FOR ALL NOMINEES				CORPORATION by approving a Plan and
Agreement of Merger whereby Glacier
		¡	James M. English		Bancorp , Inc. will merge with and
into its wholly-owned subsidiary,
☐	WITHHOLD AUTHORITY	¡	Jon W. Hippler		Glacier Bancorp of Montana, Inc.
FOR ALL NOMINEES
		¡	John S. MacMillan
☐	FOR ALL EXCEPT			3.	WHATEVER OTHER BUSINESS may properly be brought before the
	(see instructions below)				Meeting or any adjournment thereof.

THIS PROXY CONFERS AUTHORITY TO VOTE “FOR” AND
WILL BE VOTED “FOR” THE PROPOSALS LISTED UNLESS
INSTRUCTIONS:	To withhold authority to vote for any	AUTHORITY IS WITHHELD OR A VOTE AGAINST OR AN
	individual nominee(s), mark “FOR ALL	ABSTENTION IS SPECIFIED, IN WHICH CASE THIS PROXY
	EXCEPT” and fill in the circle next to	WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION
	each nominee you wish to withhold, as	SO MADE.
shown here. ●
Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GLACIER BANCORP, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints L. Peter Larson and Everit A. Sliter and each of them (with full power to act alone), my Proxies, with full power of substitution as Proxy, and hereby authorizes Messrs. Larson and Sliter to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Glacier Bancorp, Inc., held of record by the undersigned on March 2, 2004, at the Annual Meeting of Shareholders to be held on April 28, 2004, or any adjournment of such Meeting.

(Continued and to be signed on the reverse side)